                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         McDERMOTT INTERNATIONAL INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         McDERMOTT INTERNATIONAL INC.
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- - --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

MCDERMOTT INTERNATIONAL, INC.
- - --------------------------------------------------------------------------------
R. E. HOWSON                                           1450 Poydras Street
Chairman of the Board and                              P.O. Box 61961
Chief Executive Officer                                New Orleans, Louisiana,
                                                       70161-1961
                                                       (504) 587-5682

                              July 6, 1994

      Dear Stockholder:

        You are cordially invited to the Annual Meeting of Stockholders to be held on Tuesday, August 9, 1994, in the La Salle Ballroom of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, commencing at 9:30 a.m. local time. We look forward to greeting personally as many of our stockholders as possible at the meeting.

        We hope you will join us at this year's meeting; but, whether or not you personally plan to attend, please take a few minutes now to sign, date and return your Proxy in the enclosed postage-paid envelope. Regardless of the number of McDermott International shares you may own, your vote is important.

        Thank you for your continued interest in our Company.

                                        Very truly yours,

                                        R. E. HOWSON

                         MCDERMOTT INTERNATIONAL, INC.
                              1450 POYDRAS STREET
                       NEW ORLEANS, LOUISIANA 70112-6050

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 9, 1994

                               ----------------

To the Stockholders of
McDERMOTT INTERNATIONAL, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of McDermott International, Inc., a Panama corporation, for the fiscal year ended March 31, 1994 will be held in the La Salle Ballroom of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Tuesday, August 9, 1994, at 9:30 a.m. local time, for the following purposes:

    (1) To elect four Directors to Class III of the Company's Board of
  Directors;

    (2) To consider and act upon a proposal to approve and adopt the 1994 Variable Supplemental Compensation Plan, as described in the Proxy Statement;

    (3) To consider and act upon a proposal to retain Ernst & Young as independent auditors for the fiscal year ending March 31, 1995; and

    (4) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on June 30, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

  Stockholders are urged to sign the enclosed Proxy and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          LAWRENCE R. PURTELL
                                                  Secretary

Dated: July 6, 1994

                         MCDERMOTT INTERNATIONAL, INC.
                              1450 POYDRAS STREET
                       NEW ORLEANS, LOUISIANA 70112-6050

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The accompanying Proxy is solicited by the Board of Directors of McDermott International, Inc. (the "Company"), and the Company will bear all expenses incurred in connection with such solicitation. It is expected that solicitation of Proxies will be primarily by mail. Morrow & Co., Inc. has been engaged to assist in the solicitation of Proxies for a fee of $7,000, plus out-of-pocket expenses. In addition to solicitation by mail and by such proxy soliciting firm, officers and regular employees of the Company may solicit Proxies by personal interview and telephone and telegraph, for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding materials to their clients who are beneficial owners of shares. Any Proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company, by submission of another Proxy having a later date or by voting in person at the meeting. This Proxy Statement is first being mailed to stockholders on or about July 6, 1994.

                               VOTING AT MEETING

  Only stockholders of record at the close of business on June 30, 1994, will be entitled to vote at the Annual Meeting. There were outstanding at the record date 53,638,915 shares of the Company's Common Stock ("Common Stock"), each of which is entitled to one vote. On the record date, 100,000 shares of Common Stock were held by McDermott Incorporated ("McDermott"), a Delaware corporation, with its address at 1450 Poydras Street, New Orleans, Louisiana. The Company has been informed by McDermott that it will not vote its shares of Common Stock at the meeting. A majority of the outstanding shares present in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present but are not counted for any other purposes.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, four Directors are to be elected to Class III of the Board of Directors, each to hold office until the 1997 Annual Meeting and until his successor is elected and qualifies. The persons named as proxies in the enclosed Proxy have been designated by the Board of Directors and, unless otherwise directed, intend to vote for the election of the nominees named below under Class III to the Board of Directors. If any nominee named below should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. Set forth under Class I and Class II are the names of other Directors of the Company currently in office. Class I Directors are to serve until the Annual Meeting of Stockholders in 1995 and Class II Directors are to serve until the Annual Meeting of Stockholders in 1996. All Directors have been elected previously as Directors of the Company by the stockholders except for Messrs. Hattox and Turner, who, upon recommendation of the Directors Nominating Committee, were elected by the Board of Directors to Class I and III, respectively, effective June 14, 1993; Mr. Turner is now standing for re-election as a Class III Director. Pursuant to the By-Laws of the Company, W. T. Seawell, whose term will expire at the Annual Meeting, cannot be re-elected as a director due to his attainment of retirement age. In order to maintain balance among the classes as required by the Articles of Incorporation of the Company, Mr. Dutt, elected to Class II of the Board of Directors effective August 10, 1993, is now standing for election as a Class III Director.

  The information appearing below with respect to the business experience of each Director during the past five years, directorships held, and beneficial ownership of the capital stock of the Company has been furnished by the respective Directors individually as of May 10, 1994.

                                                                      DIRECTOR
                              NAME                                AGE  SINCE
                              ----                                --- --------
                               CLASS III NOMINEES
James L. Dutt...................................................   69   1983(1)
Chairman of the Board of Stratxx Ltd. (Management Consultants)
 since 1986, and former Chairman of the Board and Chief
 Executive Officer of Beatrice Companies, Inc.; he is a Director
 of GATX Corporation.
Robert E. Howson................................................   62   1981
Chairman of the Board and Chief Executive Officer of the Company
 and of McDermott Incorporated since August 1988. Prior to
 assuming this position, he was President and Chief Operating
 Officer of the Company and of McDermott Incorporated from
 August 1987; he is a Director of McDermott Incorporated and
 Whitney Holding Corporation.
James A. Hunt...................................................   63   1983(1)
President, James A. Hunt, Inc. (Investment Banking) since
 January 1990. Prior to assuming this position, he was a partner in Kalb, Voorhis & Co. (Investment Banking) from 1967 until
 December 1989.
John N. Turner..................................................   65   1993
Partner, Miller Thomson (Barristers & Solicitors), Toronto,
 Canada since 1990. Prior to assuming this position, he was
 Leader of Opposition of the Parliament of Canada since 1984; he is a Director of E-L Financial Corporation, Harvard
 International Technologies Ltd., The Loewen Group Inc. and
 Noranda Forest Inc.

                                                                       DIRECTOR
                              NAME                                 AGE  SINCE
                              ----                                 --- --------
                               CLASS I DIRECTORS
Thomas D. Barrow.................................................   69   1985
Oil and Gas Exploration; he is a Director of GPS Technology and
 Chairman of GX Technology (formerly GeoQuest Technology
 Corporation).
John F. Bookout..................................................   71   1988
Until his retirement in June 1988, Mr. Bookout was President and
 Chief Executive Officer of Shell Oil Company; he is a Director
 of The Investment Company of America.
Philip J. Burguieres.............................................   50   1990
Chairman, President and Chief Executive Officer of Weatherford
 International Incorporated (Supplier of Products, Equipment and
 Services to the Worldwide Petroleum Industry). He was formerly
 Chairman, President and Chief Executive Officer of Panhandle
 Eastern Corporation (Natural Gas Transmission), and prior to that, he was Chairman, President and Chief Executive Officer of
 Cameron Iron Works, Inc. (Manufacturer of Oil Tools, Ball Valves
 and Forged Products); he is a Director of Texas Commerce
 Bancshares, Inc. and Cabot Oil & Gas Corporation.
Brock A. Hattox..................................................   46   1993
Senior Vice President and Chief Financial Officer of the Company
 and of McDermott since March 1991. During the past five years, and before assuming his present position, Mr. Hattox was Vice
 President, Controller and Planning, of the Eaton Corporation
 (Manufacturer of engineered products for automotive, industrial, commercial and defense markets); he is a Director of McDermott
 Incorporated.
                               CLASS II DIRECTORS
Theodore H. Black................................................   65   1993
Until his retirement in October 1993, Mr. Black was Chairman of the Board and Chief Executive Officer of Ingersoll-Rand Company
 (Heavy Equipment Manufacturing) since 1988; he is a Director of
 CPC International, Inc., General Public Utilities Corporation
 and Ingersoll-Rand Company.
J. Howard Macdonald..............................................   66   1985
Former Chairman and Chief Executive Officer of NatWest Investment
 Bank, prior to which he was Deputy Chairman and Chief Executive
 Officer of NatWest Investment Bank since January 1989; he is a
 Director of Anglo American Insurance Co. plc, The BOC Group plc,
 and The Weir Group plc.

                                                                      DIRECTOR
                              NAME                                AGE  SINCE
                              ----                                --- --------
William McCollam, Jr. ..........................................   69   1990
Energy Management Consultant, and President Emeritus of Edison
 Electric Institute (Electric Utility Company Association) since
 May 1990. From April 1978 to May 1990, he was President of
 Edison Electric Institute.
John A. Morgan..................................................   63   1983(1)
Partner in Morgan Lewis Githens & Ahn (Investment Banking) since
 1982; he is a Director of Masco Corporation, MascoTech, Inc.,
 FlightSafety International, Inc. and Trimas Corporation.

- - --------
(1) Each of Messrs. Dutt, Hunt and Morgan served as a Director of McDermott Incorporated (the former parent corporation of the Company) from 1982, 1974 and 1973, respectively, until he was elected a Director of the Company.

  The only individuals currently considered Executive Officers of the Company not identified above are:

    Daniel R. Gaubert, 45, Vice President and Controller, of the Company and of McDermott since February 1992. During the past five years, and before assuming his present position, he was Corporate Controller of the Company and of McDermott from July 1991; and prior to that Group Controller, Power Generation Group of Babcock & Wilcox Investment Company and of The Babcock & Wilcox Company;

    William L. Higgins, III, 51, Executive Vice President and Group Executive, Engineering and Industrial Group of McDermott and President and Chief Operating Officer of McDermott Energy Services, Inc. since February 1993. During the past five years, and before assuming his present position, Mr. Higgins was Executive Vice President and Group Executive, Domestic and Southeast Asia Operations of the Company and of McDermott; Executive Vice President and Group Executive, McDermott Marine Construction, and Senior Vice President and Group Executive, McDermott Marine Construction;

    Lawrence R. Purtell, 47, Senior Vice President and General Counsel and Corporate Secretary of the Company and of McDermott since May 1993. During the past five years, and before assuming his present position, Mr. Purtell was Vice President, General Counsel and Secretary of Carrier Corporation, a United Technologies Corporation subsidiary, from December 1992; and prior to that he was Corporate Secretary and Associate General Counsel of United Technologies Corporation from June 1989;

    Joe J. Stewart, 56, President and Chief Operating Officer of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company since February 1993. During the past five years, and before assuming his present position, Mr. Stewart was Executive Vice President and Group Executive, Power Generation Group of Babcock & Wilcox Investment Company and of The Babcock & Wilcox Company from August 1990; and prior to that, Senior Vice President and Group Executive, Power Generation Group of Babcock & Wilcox Investment Company and of The Babcock & Wilcox Company;

    James J. Wildasin, 59, President and Chief Operating Officer of the Company's McDermott Marine Construction Unit since February 1993. During the last five years, and before assuming his present position, Mr. Wildasin was Senior Vice President and Group Executive, North Sea, Middle East and West Africa Operations of the Company from February, 1992; prior to that he was Vice President and Group Executive, North Sea, Middle East and West Africa Operations of the Company from July, 1991; prior to that he was Vice President and General Manager, London Engineering of the Company; and prior to that he was President and Co-Chief Executive Officer of McDermott-ETPM, Inc.;

    Edgar Allen Womack, Jr., 51, Senior Vice President and Chief Technical Officer of the Company and of McDermott since February 1993. During the last five years, and before assuming his present position, Mr. Womack was Senior Vice President, Research and Development and Contract Research Divisions of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from August 1991; and prior to that Vice President, Research and Development and Contract Research Divisions of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company; and

    Richard E. Woolbert, 60, Senior Vice President and Chief Administrative Officer of the Company and of McDermott since August 1991. During the past five years, and before assuming his present position, Mr. Woolbert was Vice President and Chief Administrative Officer of the Company and of McDermott from November 1988.

  The following table sets forth the number of shares of each class of voting securities of the Company beneficially owned by all current Directors and the named executive officers of the Company as a group (16 persons) as of May 10, 1994.

                               AS OF MAY 10, 1994

                   MCDERMOTT INTERNATIONAL, INC. COMMON STOCK

                                                               SHARES    PERCENT
                                                            BENEFICIALLY   OF
NAME OF INDIVIDUAL                                             OWNED      CLASS
- - ------------------                                          ------------ -------
Thomas D. Barrow(1)(2).....................................    23,025        *
Theodore H. Black(2).......................................     6,425        *
John F. Bookout(2).........................................     4,025        *
Philip J. Burguieres(2)....................................     4,025        *
James L. Dutt(2)...........................................     3,475        *
Brock A. Hattox(3).........................................    72,320        *
Robert E. Howson(3)........................................   355,509        *
James A. Hunt(2)...........................................     2,625        *
J. Howard Macdonald(2).....................................     2,475        *
William McCollam, Jr.(2)...................................     4,475        *
John A. Morgan(2)..........................................     4,475        *
William T. Seawell(2)......................................     3,525        *
Joe J. Stewart(3)..........................................   100,003        *
John N. Turner(2)..........................................       525        *
James J. Wildasin(3).......................................    63,451        *
Richard E. Woolbert(3).....................................    93,605        *

  Common Stock holdings of all directors and named executive officers as a group were 742,813. All directors and named executive officers as a group own 1.39% of the outstanding Common Stock of the Company.
- - --------
 *Denotes ownership of less than one percent of the class outstanding.
(1) Does not include 5,000 shares as to which Mr. Barrow disclaims beneficial ownership.
(2) In respect of each of Messrs. Dutt, Macdonald, McCollam and Morgan, includes 1,650 shares of Common Stock; in respect of Messrs. Barrow, Bookout, Burguieres, Hunt and Seawell, includes 1,350 shares of Common Stock; in respect of Mr. Black, includes 950 shares each of Common Stock; and in respect of Mr. Turner, includes 350 shares each of Common Stock; which are issuable upon the exercise of certain stock options, currently exercisable, held under the 1992 Director Stock Program. In respect of Messrs. Dutt, Macdonald, McCollam and Morgan, includes 450 shares each of Common Stock; in respect of Messrs. Barrow and Burguieres, includes 600 shares each of Common Stock; in respect of Messrs. Bookout, Hunt and Seawell, includes 675 shares each of Common Stock; in respect of Mr. Black, includes 450 shares of Common Stock; and in respect of Mr. Turner, includes 175 shares of Common Stock; all of which have been purchased, subject to plan restrictions, under the 1992 Director Stock Program.
(3) In respect of Messrs. Hattox, Howson, Stewart, Wildasin and Woolbert, includes 42,460, 215,029, 53,413, 29,460 and 55,070 shares, respectively, of Common Stock which are issuable upon the exercise of certain stock options, currently exercisable, held under the 1983 and 1987 Long-Term Performance Incentive Compensation Programs and 1992 Officer Stock Incentive Program. In respect of Messrs. Hattox, Howson, Stewart, Wildasin and Woolbert, includes 29,860, 112,820, 43,845, 31,420 and 29,240 shares, respectively, of Common Stock which have been purchased, subject to plan restrictions, under the 1987 Long-Term Performance Incentive Compensation Program and 1992 Officer Stock Incentive Program.

BENEFICIAL OWNERS OF MORE THAN 5% OF ANY CLASS OF VOTING SECURITIES

                                                               AMOUNT AND
                                                               NATURE OF
                                       NAME AND ADDRESS OF     BENEFICIAL      PERCENT
           TITLE OF CLASS               BENEFICIAL OWNER       OWNERSHIP*      OF CLASS
           --------------           ------------------------   ----------      --------
 Common Stock.....................  Putnam Investments, Inc.   2,755,600**        5.2%
                                    One Post Office Square
                                    Boston, MA 02109
 Common Stock.....................  Norwest Corporation        3,497,629***       6.7%
                                    Sixth and Marquette
                                    Minneapolis, MN 55479-
                                    1000
 Common Stock.....................  FMR Corp.                  3,742,431****     7.18%
                                    82 Devonshire Street
                                    Boston, MA 02109
 Common Stock.....................  Delaware Management        5,347,530*****   10.03%
                                    Company, Inc.
                                    1818 Market Street
                                    Philadelphia, PA 19103

- - --------
*   Sole voting and investment power unless otherwise noted.
** As reported on a Schedule 13-G by Putnam Investments, Inc., a subsidiary of Marsh & McLennan Companies, Inc., dated January 26, 1994.
*** As reported on a Schedule 13-G dated February 4, 1994.
**** As reported on a Schedule 13-G dated February 14, 1994.
***** As reported on a Schedule 13-G dated March 31, 1994.

AUDIT, COMPENSATION AND DIRECTORS NOMINATING COMMITTEES

  The Board of Directors of the Company has several standing committees, including the Audit, Directors Nominating and Compensation Committees.

  The Audit Committee is currently composed of Messrs. Macdonald (Chairman), Barrow, Black, Burguieres, Hunt and McCollam. During the last fiscal year, the Audit Committee met three times. The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Company and, to the extent the Committee deems appropriate, by the Company's subsidiaries; meeting with the Company's independent auditors to review their report on their examination of the Company's accounts, their comments on the internal controls and audit procedures of the Company and the action taken by Management with regard to such comments; approving professional services, including non-audit services, rendered by such independent auditors; and recommending annually to the Board of Directors the appointment of the Company's independent auditors.

  The Directors Nominating Committee is currently composed of Messrs. Hunt (Chairman), Dutt, McCollam, Morgan, Seawell and Turner. During the last fiscal year, the Directors Nominating Committee met twice. The function of the Directors Nominating Committee is to recommend nominees for election to the Company's Board of Directors. The Directors Nominating Committee will consider nominees recommended by stockholders for election as Directors. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company.

  The Compensation Committee is currently composed of Messrs. Seawell (Chairman), Black, Bookout, Hunt and Macdonald. During the last fiscal year, the Compensation Committee met five times. The Compensation Committee determines the salaries of all of the Company's officers elected to their positions by the Board, and also reviews and makes recommendations regarding the salaries of officers of the Company's subsidiaries; administers and makes awards under the Company's Variable Supplemental Compensation Plan; and administers and makes awards under the 1992 Officer Stock Incentive Program.

DIRECTORS' ATTENDANCE AND COMPENSATION

  During the fiscal year ended March 31, 1994 there were seven meetings of the Board of Directors of the Company. Each incumbent Director attended 75% or more of the aggregate of the meetings of the Board and of the Committees on which he served. Each Director who is not an employee of the Company or any of its subsidiaries receives an annual stipend of $23,000 plus a fee of $2,500 for each Board meeting attended and a fee of $1,000 for each telephonic Board meeting in which such Director participates.

  The Chairman of the Audit Committee receives an annual fee of $3,000 and other members of the Audit Committee each receive an annual fee of $2,000. A fee of $1,650 for each committee meeting attended is also received.

  The Chairmen of the Compensation Committee, the Directors Nominating Committee, the Employee Benefits Committee, the Finance Committee and the Technical Oversight Committee each receive an annual fee of $2,500, and other members of those committees who are not employees of the Company or any of its subsidiaries each receive an annual fee of $1,750. A fee of $1,650 for each committee meeting attended is also received.

  The Company maintains an unfunded retirement plan in which all Directors who are not employees of the Company or any of its subsidiaries participate. The Retirement Plan for Non-Management Directors of McDermott International, Inc. provides an annual benefit equal to the greater of (1) 50% of the final average three years of compensation received by the Director from the Company or (2) the annual stipend (excluding meeting and committee fees and expenses) which the Company paid non-management Directors immediately preceding the last annual meeting held prior to the Director's retirement. Benefits are payable quarterly, commencing upon the Mandatory Retirement Date or Disability (as such terms are defined in the Plan). The number of quarterly payments due equals the number of months of service as a Director. A death benefit is also provided in the event that the Director dies prior to the last quarterly payment due under the Plan. The Directors participate in the health care plan of McDermott under the same terms and conditions applicable to employees.

  On August 11, 1992, the Stockholders of the Company approved the 1992 Director Stock Program. The program, which is administered by a committee of all the employees serving on the Board of Directors (the "Committee"), granted to directors who are not employees of the Company or any of its subsidiaries stock options and rights to purchase stock in an aggregate of up to 50,000 shares of Common Stock. The options shall be granted at no less than 100% of the fair market value on the date of grant. Generally, options become exercisable in full six months after the date of grant, and remain exercisable not more than ten years and one day after the date of grant.

  Pursuant to the program, eligible directors were granted options to purchase at fair market value 900, 300 and 300 shares on the first day of the first, second and third years, respectively, of a director's term. Also pursuant to the program, eligible directors were granted rights to purchase 450, 150 and 150 shares on the first day of the first, second and third years, respectively, of a director's term at the purchase price of par value ($1.00 per share) subject to restrictions on transfer. The restrictions generally lapse on all stock purchased under grants made during a director's term at the end of such term. In the event of a change in control of the Company, all such restrictions shall lapse and the exercisability of any options outstanding will be accelerated.

  During the last fiscal year, 6,400 options were awarded under the 1992 Director Stock Program, and rights to purchase 3,200 shares were granted.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, Inc. Directors, Executive Officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that its Directors, Executive Officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements during the most recent fiscal year, except for Mr. J. P. Eckert, formerly President and Chief Operating Officer of the Company, and of McDermott, who filed a Form 4 six days late during a month in which he was no longer an Executive Officer of the Company but was still subject to Section 16 rules.

                        REPORT ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS

  The Company's Compensation Committee is comprised of five independent, nonemployee directors who have no "interlocking" relationships with the Company. The Committee exists to develop executive compensation policies that support the Company's strategic business objectives and values. The duties of this Committee include:

. The review and approval of the design of executive compensation programs and all salary arrangements Company executives receive;

. Assessment of the effectiveness of the programs in light of compensation policies;

.  Evaluation of executive performance; and

.  Assistance in succession planning.

COMPENSATION PHILOSOPHY

  The Committee works within an established philosophy for executive compensation. This philosophy supports the Company's business strategies. These strategies include to:

.  Generate profits;

.  Maximize shareholder value over the long term;

.  Strengthen cash flow; and

.   Provide products and services of the highest value.

  Our report to you last year discussed these compensation philosophies in detail. They are summarized here for your review.

. Emphasize at-risk compensation. Balance short- and long-term compensation to support the Company's business and financial strategic goals.

. Reflect positive, as well as negative, Company and individual performance in pay.

. Encourage equity-based compensation to reinforce management's focus on shareholder value.

. Provide adequate, fair, and competitive pay opportunities which will attract, retain, and develop executive talent.

  To address these four philosophies, Company executives participate in a comprehensive compensation program. The key components of this program include base salary, annual incentives, long-term incentives (stock options and restricted stock), and benefits.

  Each of these components is reviewed by the Committee, as described previously. To ensure the Company's pay is comparable to median market practices, competitive market data is collected from multiple external sources. The data collected is both on an industry-specific basis and an overall industrial basis. The industry-specific comparison is collected using a group of companies who tend to have national and international business operations and similar sales volumes, market capitalizations, employment levels, and lines of business. The Committee reviews and approves the selection of companies used for this purpose and attempts to mirror the peer group reflected in the Performance Graph. However, the comparator groups are not identical because the market data used by the Company is much broader based than the companies included in the Performance Graph peer group. This market information is reviewed annually by the members of the Committee. The same market basis is used for assessing all components of the Company executives' pay.

  When setting compensation levels, the Committee considers each component of an executive's pay. Certain quantitative formulas have been adopted for the individual compensation plans themselves (e.g., incentive plans). However, specific weights are not used in setting each component of pay relative to another. Instead, the Committee uses a combination of the results of the performance-based compensation determiners (mathematical formulas) and discretion, depending on the particular component involved.

  Each of the components of pay is discussed in greater detail below.

BASE SALARY

  Salaries reflect an individual's level of responsibility, prior experience, breadth of knowledge, personal contributions, position within the Company's executive structure, and market pay practices. Overall, salaries are targeted at the median of market salaries.

  A qualitative assessment of performance is considered when making annual adjustments. Many factors are considered, including individual performance, both past and present. The factors used in making this evaluation may vary by position.

  Mr. Howson received a 9.6 percent increase in fiscal year 1994 ($63,790). This increase reflects the Committee's evaluation of Company financial performance and Mr. Howson's individual contributions, both short and long term. In addition, his base salary was reviewed in light of competitive data for chief executive officers for relevant companies (see earlier discussion regarding companies considered). Mr. Howson's salary is near the median of these peers. Other executives' base pay increased in recognition of the factors described previously. Mr. Wildasin's salary was increased by a more significant amount in recognition of his promotion during late fiscal year 1993 to Chief Operating Officer, McDermott Marine Construction.

ANNUAL INCENTIVES

  The Variable Supplemental Compensation Plan was established in 1987 to support the Company's short-term financial focus. Through this plan, executives receive pay linked to, and determined by, annual performance.

  For fiscal year 1994, the plan was tied to cash flow return on capital. The plan is formula driven and self-funded, based on a minimum level of cash flow return on capital to be achieved each year. Executives' opportunities under the plan are expressed as a targeted percent of base salary. These targets, like base salary, are set at approximately the median market levels, as indicated by the group of similar companies. The Committee believes the goals associated with target bonus payments are achievable, yet require considerable effort on the part of each executive. Executives only receive payments under the plan if the minimum level of performance is reached.

  Mr. Howson's fiscal year 1994 bonus payment was $325,264, which represents 42 percent of his base salary in effect at the time of the payment (versus a 70% target percent). This reflects the Company's audited performance relative to cash flow return on capital. While performance exceeded the minimum required level, it fell short of the previous year's performance. Therefore, Mr. Howson's bonus payment was less than that received for fiscal year 1993. Like Mr. Howson, bonuses paid to the other named executives decreased in comparison with fiscal year 1993.

LONG-TERM INCENTIVES

  The 1992 Officer Stock Incentive Program provides executives with long-term, equity-based opportunities. Like base salary, the Committee considers multiple factors when determining award sizes. Weightings between the factors (listed below) are informal, not quantitative.

. Various financial performance criteria (which may include returns on capital and assets, profitability, shareholder return);

.  Level of responsibility;

.  Prior experience;

.  Historical award data; and

.  Market practices among similar companies.

STOCK OPTIONS

  At the Company, stock options are granted at prices equal to fair market value on the date of grant. Executives do not realize value unless stock price rises above the price on the date of grant. This, in turn, creates value for shareholders (a primary focus at the Company). In addition, stock options encourage accumulation of stock ownership among executives.

  Mr. Howson was granted 65,820 stock options in fiscal year 1994. These options are priced at market value on the date of grant: $24.125. The face value of the options granted is somewhat larger than those granted in fiscal year 1993. An increased number of options was granted in order to provide Mr. Howson with a grant which more closely resembled the median awards received by his peers in industry. For this same reason, other named executives' awards were increased as well. The face value of Mr. Wildasins' award increased by more than the other named officers in recognition of his promotion during late fiscal year 1993 to Chief Operating Officer, McDermott Marine Construction.

RESTRICTED STOCK

  Restricted stock is also granted to certain executives to reinforce the importance of share ownership and to focus executives on creating shareholder value. One-half of each grant vests with performance; the other one-half vests at the end of five years. Performance vesting allows restrictions to lapse between the third and tenth anniversary of the date of grant. The specific vesting dates are determined based upon the Company's average return on capital versus a group of peer companies.

  The peer companies are selected by the Compensation Committee based upon industry relevance and market capitalization, as well as other factors. This group remained fairly constant for the past six years, mirroring as closely as possible the companies used in determining market pay levels. For awards made in or after fiscal year 1994, the peer group is the same as those companies represented in the performance graph.

  Shares are forfeited in the event of a termination not caused by death, disability, retirement, or a change in control. Executives receive voting and dividend rights at the time of the grant.

  Mr. Howson received an award of 24,520 restricted shares in fiscal year 1994. This award closely resembles his fiscal year 1993 award. The Committee considered Mr. Howson's total stock holdings, as well as his career restricted stock awards when making this grant. The size of the grant is reflective of median practices at comparable companies. Other named officers' awards varied between years for a number of reasons, all of which are reflective of the factors considered in the initial discussion of long-term incentives in this report.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

  OBRA '93 introduced language to the Internal Revenue Code limiting the deduction corporations can claim for executive compensation. Specifically, compensation provided to the named executive officers in the proxy statement must meet certain administrative and performance-based requirements, or its deduction will be limited.

  McDermott's 1994 Variable Supplemental Compensation Plan is being submitted to shareholders for approval. With approval, these performance-based amounts will continue to be tax deductible to the Company. The 1992 Officer Stock Incentive Program also provides performance-based compensation. However, due to the recent tax law changes, amendments may be necessary in the future to ensure its continued compliance with the tax laws governing tax deductibility. Under transition rules provided by the IRS, these amendments are not necessary at this time.

  We are continuing to monitor the ongoing drafting of tax law in this area to ensure any further decisions made regarding the Company's executive compensation program benefit from optimum information available.

CONCLUSION

  These programs have been designed to support the Company and the shareholders, while remaining fair and equitable to the Company's management team. We monitor these programs and their effectiveness on an ongoing basis; this responsibility remains a critical part of our charter.

                                          William T. Seawell, Chairman
                                          Theodore H. Black
                                          John F. Bookout
                                          James A. Hunt
                                          J. Howard Macdonald

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total shareholder return on Company Common Stock with the cumulative total return of the S&P 500 Stock Index and a peer group index, which reflects the Company's two primary business segments, composed of the common stock of CBI Industries, Inc., Cooper Industries, Inc., Dresser Industries, Fluor Corporation, Foster Wheeler Corporation, Halliburton Company, Offshore Pipelines, Inc., Raytheon Company, Schlumberger Ltd., Stone & Webster Inc., Trinity Industries, United Dominion Industries, Westinghouse Electric Corporation, and Zurn Industries, Inc., in each case on a total return assuming reinvestment of dividends on a quarterly basis for the period commencing March 31, 1989 and ending March 31, 1994. (Baroid Corporation is not included in the peer group due to the merger between Dresser Industries and Baroid Corporation effective as of January 24, 1994.)

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             MCDERMOTT INTERNATIONAL, INC; S&P 500; AND PEER GROUP




                             [GRAPH APPEARS HERE]





* Assumes $100 invested on March 31, 1989 in McDermott International, Inc. common stock; S&P 500; and the Peer Group.

                                 3/31/89 3/31/90 3/31/91 3/31/92 3/31/93 3/31/94
                                 ------- ------- ------- ------- ------- -------
McDermott International, Inc.... $100.00 $151.63 $151.26 $140.93 $186.01 $140.70
Standard & Poor's 500........... $100.00 $119.18 $136.30 $151.28 $174.26 $176.84
Peer Group...................... $100.00 $139.05 $147.84 $130.18 $142.48 $139.43

                       COMPENSATION OF EXECUTIVE OFFICERS

  The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer and four highest paid executive officers (collectively, the "named executive officers") for 1994, 1993 and 1992:

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION(1)        LONG-TERM COMPENSATION
                                          --------------------------    --------------------------
                                                                              AWARDS
                                                             OTHER      ------------------ PAYOUTS   ALL
                                   FISCAL                    ANNUAL     RESTRICTED  STOCK   LTIP    OTHER
 NAME         PRINCIPLE POSITION    YEAR   SALARY   BONUS    COMP.       STOCK(2)  OPTIONS PAYOUTS COMP.(3)
 ----         ------------------   ------ -------- -------- --------    ---------- ------- ------- --------
 R.E. Howson. Chairman & Chief      1994  $729,210 $325,264 $ 41,496     $567,025  65,820    $ 0   $ 7,074
              Executive Officer     1993  $665,420 $600,279 $ 21,166     $522,493  59,410    $ 0   $ 6,864
                                    1992  $605,000 $555,087              $400,348  57,010    $ 0
 B.A. Hattox. Senior VP & Chief     1994  $306,325 $ 92,008 $  5,126     $178,756  18,860    $ 0   $27,074(5)
              Financial Officer     1993  $285,275 $171,239 $  5,683     $252,512  17,400    $ 0   $52,865(5)
                                    1992  $258,625 $161,795              $135,188  17,490    $ 0
 J.J. Stew-   President & Chief     1994  $344,615 $119,849 $  4,487     $217,838  24,060    $ 0   $ 7,074
  art........
              Operating Officer,    1993  $301,870 $224,724 $  1,186     $301,517  20,770    $ 0   $ 6,861
              Babcock & Wilcox      1992  $275,535 $208,050              $182,310  23,610    $ 0
 J.J.         President & Chief     1994           $103,508 $281,427(4)  $182,919  20,200    $ 0   $ 7,074
  Wildasin...                             $333,684
              Operating Officer,    1993  $253,339 $189,054 $200,181(4)  $273,611  14,160    $ 0   $ 6,866
              McDermott Marine      1992  $215,870 $125,948              $102,356  13,260    $ 0
              Construction
 R. E.        Senior VP & Chief     1994           $ 84,848 $ 13,569     $163,262  17,230    $ 0   $ 7,074
  Woolbert...                             $280,085
              Administrative        1993  $258,440 $156,441 $  4,329     $152,460  15,750    $ 0   $ 6,865
              Officer               1992  $227,410 $146,455              $210,699  15,390    $ 0

- - --------
(1) Includes amounts earned in fiscal year, whether or not deferred.
(2) The total number of restricted shares and the aggregate market value at March 31, 1994: Mr. Howson held 112,820 shares valued at $2,143,580; Mr. Hattox held 29,860 shares valued at $567,340; Mr. Stewart held 43,845 valued at $833,055; Mr. Widasin held 31,420 shares valued at $596,980; Mr. Woolbert Held 29,240 shares valued at $555,560. The aggregate market value at year end is based on the fair market value of Company stock on March 31, 1994 of $20.00. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid to shareholders of unrestricted shares. Grants of restricted stock generally vest fifty percent in five years with the remaining fifty percent vesting in three to ten years based on performance. In the event of a change of control of the Company, the Compensation committee may cause all restrictions to lapse.
(3) Relates to company matching contributions to Thrift/401(K) Plan.
(4) Includes commodities, services, housing, utilities, expenses and tax equalization associated with Mr. Wildasin's international assignment.
(5) Includes $20,000 and $46,000, respectively, representing amounts paid to Mr. Hattox as a signing bonus.

OPTION GRANT TABLE

  The following table shows, as to the named executive officers of the Company, information about option grants in the last fiscal year. The Company does not grant any Stock Appreciation Rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   POTENTIAL REALIZABLE VALUE
                                                                    AT ASSUME ANNUAL RATES OF
                                                                    STOCK APPRECIATION FOR 10
                                INDIVIDUAL GRANTS IN 1994                 YEAR TERM(4)
                         ----------------------------------------- ---------------------------
                                   % OF TOTAL                           5%           10%
                                    OPTIONS                        ------------ --------------
                         OPTIONS   GRANTED TO  EXERCISE EXPIRATION                  DOLLAR
          NAME           GRANTED  EMPLOYEES(2) PRICE(3)    DATE    DOLLAR GAINS     GAINS
          ----           -------  ------------ -------- ---------- ------------ --------------
R.E. Howson............. 65,820      10.16     $24.1250  2/07/04       $998,819     $2,530,450
B.A. Hattox............. 18,860       2.91     $24.1250  2/07/04       $286,201       $725,073
J.J. Stewart............ 24,060       3.72     $24.1250  2/07/04       $365,111       $924,987
J.J. Wildasin........... 20,200       3.12     $24,1250  2/07/04       $306,535       $776,589
R.E. Woolbert........... 17,230       2.66     $24.1250  2/07/04       $261,465       $662,407
All Shareholders........     (1)        --     $24.1250       --   $812,537,287 $2,058,517,034
Named executive officers' gains as a % of all shareholder's
 gains...........................................................       0.2730%        0.2730%

- - --------
(1) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 53,544,467 outstanding shares on March 31, 1994.
(2) Based on 647,640 options granted to all employees during the fiscal year ended March 31, 1994. Options vest in equal installments of one-third beginning on the first anniversary of the date of grant through the third anniversary of the date of grant and expire ten years from date of grant.
(3) Fair market value on date of grant.
(4) At a five percent and ten percent annual rate of appreciation, the stock price would be approximately $39.30 and $62.57, respectively, if the assumed annual rates of stock price appreciation shown were to be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table sets forth information concerning each exercise of stock options during fiscal year 1994 by each of the named executive officers and the value at March 31, 1994 of unexercised options held by such individuals. Options generally vest in equal installments of one-third beginning on the first anniversary of the date of grant through the third anniversary of the date of grant and expire ten years from the date of grant. In general, vesting is contingent on continuing employment with the Company. In the event of a change in control of the Company, the Committee may accelerate the exercisability of any options outstanding. The value of unexercised options reflects the increase in market value of Company Common Stock from the date of grant through March 31, 1994 (when the closing price of Company Common Stock was $20.00 per share.) The value actually realized upon exercise of the options by the named executive officers will depend on the value of Company Common Stock at the time of exercise.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                  VALUES TABLE

                          NUMBER
                            OF                  TOTAL NUMBER OF              TOTAL VALUE OF
                          SHARES           UNEXERCISED OPTIONS HELD     UNEXERCISED, IN-THE-MONEY
                         ACQUIRED             AT FISCAL YEAR END     OPTIONS HELD AT FISCAL YEAR-END
                            ON     VALUE   ------------------------- -------------------------------
          NAME           EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE(1) UNEXERCISABLE(1)
          ----           -------- -------- ----------- ------------- -------------- ----------------
R.E. Howson.............  52,530  $797,799   215,029      124,431       $267,436        $10,690
B.A. Hattox.............       0  $      0    42,460       36,290       $  6,559        $ 3,279
J.J. Stewart............  21,540  $325,476    53,413       45,777       $ 40,031        $ 4,427
J.J. Wildasin...........  11,200  $174,300    29,460       34,060       $ 36,023        $ 2,486
R.E. Woolbert...........   2,485  $ 39,760    55,070       32,860       $ 88,639        $ 2,886

- - --------
(1) Based on a fair market value of Company stock on March 31, 1994 of $20.875.

VARIABLE SUPPLEMENTAL COMPENSATION PLAN

  The Company has a Variable Supplemental Compensation Plan based on the achievement of certain performance standards for managerial and other key employees, including officers, of the Company and its consolidated subsidiaries. Under the Plan, the Aggregate Amount Available for Award in respect of the 1994 fiscal year shall equal the sum of 1% of that portion of Cash Flow for such year as would produce a Cash Flow Return on Capital of no more than 14.5% plus 6% of Cash Flow in excess of such portion. Cash Flow Return on Capital is defined as Cash Flow divided by Capital (as those terms are defined in the Plan). Except on a selected basis, no awards will be made in respect of a fiscal year during which Cash Flow Return on Capital does not equal or exceed 14.5%. If an award is made during a fiscal year when the Cash Flow Return on Capital requirement is not achieved, then the award, generally, will be equal only to one-half of the guideline amounts set forth below. Allocations of awards to eligible employees are made at the discretion of the Compensation Committee, consisting of five Directors, none of whom is in the employ of the Company or its subsidiaries, which may use the following guidelines (expressed as a percentage of salary):

     CLASS                         POSITION                          % OF SALARY
     -----                         --------                          -----------
        1  Chief Executive Officer.................................     70.0%
        2  Chief Operating Officers................................     55.0%
        3  Executive and Senior VPs................................     47.5%
        4  VP and Group Executives.................................     40.0%
        5  Division Head and Staff VPs.............................     35.0%
        6  Other VPs and Controllers to COOs.......................     30.0%
        7  Major Department Heads..................................     25.0%
        8  Other Department Heads..................................     20.0%
        9  Others..................................................     15.0%

  Awards are payable to the recipients within thirty (30) days of the Compensation Committee's determination, unless deferred by such recipients. Awards may be deferred until termination of employment other than by retirement or until up to fifteen (15) years after retirement and accrue interest, compounded daily, at the minimum commercial lending rate of a designated bank, until paid. The Plan is unfunded and no assets will be segregated to secure payment of awards.

                                RETIREMENT PLANS

  The Company maintains several funded retirement plans covering substantially all regular full-time employees, except certain non-resident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. All officers and Directors of the Company who are employees of the Company or certain of its subsidiaries, including McDermott, are covered under the McDermott Retirement Plan. Officers and Directors who are employed by The Babcock & Wilcox Company ("B&W"), a subsidiary of the Company, or certain of its subsidiaries or affiliates, are covered under B&W's Employee Retirement Plan. Employees do not contribute to either of the two plans and Company contributions are funded on an actuarial basis. In order to comply with the limitations prescribed by the Employee Retirement Income Security Act of 1974, as amended, pension benefits will be paid directly by the Company or a subsidiary under the terms of the unfunded excess benefit plans maintained by McDermott and B&W (the "Excess Plans") when such benefits are in excess of those permitted by such Act to be paid from federal income tax qualified pension plans.

  The following table shows the annual benefit under the McDermott Retirement Plan payable at age 65 (the normal retirement age) to employees retiring in 1994 in accordance with the lifetime only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) in the five consecutive years of the ten years prior to retirement in which such earnings were highest ("Final Average Earnings"). The average annual basic earnings and credited service under the McDermott Retirement Plan at December 31, 1993 for Mr. Howson was $603,818, 22 years. Messrs. Hattox and Wildasin had less than three and five years, respectively, of credited service under the McDermott Retirement Plan. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                           MCDERMOTT RETIREMENT PLAN

  FINAL      ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
 AVERAGE   -------------------------------------------------------------
 EARNINGS    10       15       20       25       30       35       40
 --------  ------- -------- -------- -------- -------- -------- --------
 100,000   $14,373 $ 21,559 $ 29,215 $ 38,954 $ 48,692 $ 56,807 $ 64,926
 125,000    18,539   27,809   37,079   48,954   61,192   71,390   81,593
 150,000    22,706   34,059   45,412   58,954   73,692   85,974   98,261
 200,000    31,039   46,559   62,079   78,954   98,692  115,140  131,596
 250,000    39,373   59,059   78,745   98,954  123,692  144,307  164,931
 300,000    47,706   71,559   95,412  119,265  148,692  173,473  198,266
 400,000    64,373   96,559  128,745  160,932  198,692  231,806  264,936
 500,000    81,039  121,559  162,079  202,598  248,692  290,139  331,606
 550,000    89,373  134,059  178,745  223,432  273,692  319,306  364,941
 600,000    97,706  146,559  195,412  244,265  298,692  348,472  398,276

  The following table shows the annual benefit under the B&W Employee Retirement Plan payable at age 65 (the normal retirement age) to employees retiring in 1994 in accordance with the lifetime only method of payment. Benefits are based on the formula of a specified percentage (dependent on the level of wages subject to social security taxes during the employee's career) of average annual earnings (inclusive of bonuses) in five consecutive years of the ten years prior to retirement in which such earnings were highest ("Final Average Earnings"). The average annual earnings and credited service under the B&W Employee Retirement Plan at December 31, 1993 for Messrs. Stewart and Woolbert were $369,325, 22 years; and $294,263, 38 years, respectively. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                        BABCOCK & WILCOX RETIREMENT PLAN

  FINAL      ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
 AVERAGE   -------------------------------------------------------------
 EARNINGS    10       15       20       25       30       35       40
 --------  ------- -------- -------- -------- -------- -------- --------
 100,000   $11,885 $ 17,828 $ 23,770 $ 29,713 $ 35,655 $ 41,598 $ 47,540
 125,000    15,010   22,515   30,020   37,525   45,030   52,535   60,040
 150,000    18,135   27,203   36,270   45,338   54,405   63,473   72,540
 200,000    24,385   36,578   48,770   60,963   73,155   85,348   97,540
 250,000    30,635   45,953   61,270   76,588   91,905  107,223  122,540
 300,000    36,885   55,328   73,770   92,213  110,655  129,098  147,540
 400,000    49,385   74,078   98,770  123,463  148,155  172,848  197,540
 500,000    61,885   92,828  123,770  154,713  185,655  216,598  247,540
 550,000    68,135  102,203  136,270  170,338  204,405  238,473  272,540
 600,000    74,385  111,578  148,770  185,963  223,155  260,348  297,540

  An unfunded supplemental retirement plan called the Supplemental Executive Retirement Plan (the "SERP Plan") was established in June of 1980 by McDermott and was amended to become a Plan of the Company in September of 1989. The SERP Plan covers certain officers of the Company and other designated companies, including McDermott and B&W, and originally only provided benefits to participants who elected to retire prior to normal retirement age. The 1989 amendment added participants and provided benefits to such participants upon retirement at normal retirement age. Original participants, upon the request of the Chief Executive Officer and/or the Board of Directors, may now elect to retire at normal retirement age and, in such circumstances, will receive benefits under the SERP Plan. Benefits are based upon a specified percentage (determined by age, years of service and date of initial participation in the SERP Plan) of final 3-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten years of service) or 3-year average cash compensation prior to SERP Plan scheduled retirement date, whichever is greater; the maximum benefit shall not exceed 60-65% (dependent upon date of initial participation in the SERP Plan) of such 3-year average cash compensation. Payments under the SERP Plan will be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by the Company, any of its subsidiary companies or any previous employer. A death benefit is also provided under the SERP Plan. Before giving effect to such reductions, the approximate annual benefit payable under the SERP Plan to Messrs. Hattox, Howson, Stewart, Wildasin and Woolbert at retirement age as stated in the SERP Plan is 60%, 65%, 60%, 31.75% and 65%, respectively, of each such person's final 3-year average cash compensation.

  The Company has caused the establishment of a trust (assets of the trust constitute corporate assets) which is designed to ensure the payment of benefits arising under the SERP Plan, the Excess Plans and certain other contracts and arrangements (collectively, the "Plans") in the event of an effective change in control of the Company. Although the Company would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump sum distributions, if certain events occur following an effective change in control of the Company, including but not limited to failure by the Company to make such payments and termination of a participant's employment under certain specified circumstances. In addition, with respect to benefits which otherwise would have been paid in the form of an annuity, the trust provides for certain lump sum equalization payments which, when added to the basic lump sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump sum distribution to purchase an annuity which would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump sum distribution and commenced to receive annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire prior to an effective change in control and who receive a basic lump sum distribution under the circumstances described above, the trust provides for similar lump sum equalization payments, based on salary and service factors at the time of actual retirement.

RELATED TRANSACTIONS

  Mr. Dutt is Chairman of STRATXX Ltd., which provides consulting services to the Company and its subsidiary and affiliated companies in the field of strategic resource development and planning. Fees for such services paid to STRATXX in respect of the fiscal year ended March 31, 1994 were $51,000.

                           PROPOSED COMPENSATION PLAN

  The Board of Directors of the Company has adopted, for fiscal years beginning after March 31, 1994, the Company's 1994 Variable Supplemental Compensation Plan (the "1994 Plan") and directed that the 1994 Plan be submitted to stockholders for their approval at the Annual Meeting. The purpose of the 1994 Plan is to provide a means to compensate managerial and other key employees who contribute materially to the success of the Company and its subsidiary and affiliated companies.

  In the Omnibus Budget Reconciliation Act of 1993, Congress enacted 162(m) of the Internal Revenue Code, which limits to $1,000,000 per year the tax deduction available to public companies for certain compensation paid to covered employees, subject to exceptions for compensation which is performance based. On December 15, 1993, the Internal Revenue Service (the "IRS") proposed a set of regulations in connection with 162(m) which provides guidance on this exception for performance based compensation. Generally, the performance based compensation exception to the 162(m) deduction limit is available with respect to compensation (i) which is conditioned upon and only paid upon satisfaction of the attainment of certain performance business goals and (ii) that such goals and the maximum amount of compensation, which may be paid provided such performance goals are attained, are disclosed to and approved by stockholders.

  The Board of Directors recommends a vote "FOR" the proposal to approve the 1994 Plan. The 1994 Plan will become effective upon approval by a majority of the stockholders entitled to vote and present in person or by proxy at the meeting or any adjournment or adjournments thereof.

  The 1994 Plan is set forth as Exhibit A hereto, and the following description is qualified in its entirety by reference thereto.

  The 1994 Plan will be administered by the Compensation Committee, composed of disinterested outside directors appointed by the Board. All salaried employees are eligible to participate in the 1994 Plan. The Chief Executive Officer shall automatically participate in the 1994 Plan. Actual participation in the 1994 Plan by all other salaried employees shall be based upon recommendations by the Chief Executive Officer, subject to approval by the Compensation Committee.

  The Compensation Committee will establish, for each Plan year, performance goals and award opportunities, in writing, which correspond to various levels of achievement of the preestablished performance goals. The award opportunity for any Named Executive Officer shall be based on the following performance criteria: (i) the Named Executive Officer's target incentive award; (ii) the potential final award in relation to the various levels of achievement of the preestablished performance goals; and (iii) company, group, or division performance in relation to the preestablished performance goal. For Plan participants covered by the new IRS rules referred to above (a"covered employee"), performance measures which may be used to determine award opportunities for any covered employee, shall be limited to Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Equity, Net Income, Return on Capital, Return on Assets, and Return on Equity, as defined in the 1994 Plan. The specific performance goals for Plan year 1995 have been established. Once established, performance goals normally shall not be changed during the Plan year. However, if the Compensation Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Compensation Committee may approve appropriate adjustments to the performance goals during the Plan year as such goals apply to the award opportunities to the extent permitted by 162(m). In addition, the Compensation Committee shall have the authority to reduce or eliminate final awards, based upon any criteria it deems appropriate.

  At the end of each Plan year, awards shall be computed for each Plan participant. Final individual awards may vary above or below the target award, based on the level of achievement of the preestablished performance goal. The maximum payout with respect to any award payable to any one Plan participant in any given Plan year shall be nine hundred thousand dollars ($900,000). However, the Compensation Committee may establish minimum levels of performance goal achievement, below which no awards will be paid to any Plan participant. The Committee may amend the 1994 Plan from time to time, as consistent with the Plan.

  The table below shows, for illustrative purposes only, the amounts paid under the predecessor Variable Supplemental Compensation Plan for the fiscal year ending March 31, 1994.

                                                                       DOLLAR
            NAME                             POSITION                  VALUE
            ----                             --------                ----------
R. E. Howson................. Chairman & Chief Executive Officer     $  325,264
B. A. Hattox................. Senior VP & Chief Financial Officer        92,008
J. J. Stewart................ President & Chief Operating Officer,
                              Babcock & Wilcox Company                  119,849
J. J. Wildasin............... President & Chief Operating Officer,
                              McDermott Marine Construction             103,508
                              Senior VP & Chief Administrative
R. E. Woolbert............... Officer                                    84,848
All Executive Officers as a
 Group.......................                                         1,919,632
All Employees as a Group
 (including Executive
 Officers)...................                                        $4,041,000

                                  APPROVAL OF
                          INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDING MARCH 31, 1995

  Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Ernst & Young, independent public accountants, to serve as independent auditors to audit the accounts of the Company for the fiscal year ending March 31, 1995. Although not required to do so, the Board of Directors considers it advisable that such retention be submitted to the stockholders for their approval. Ernst & Young served as independent auditors of the Company and its subsidiaries during the fiscal year ended March 31, 1994. During such fiscal year Ernst & Young performed audit and tax services for the Company and its subsidiaries for which they have received or will receive, in the aggregate, approximately $4,400,000 in fees.

  Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  A majority of the voting power of the shares of the outstanding capital stock of the Company entitled to vote and present in person or by proxy at the meeting or any adjournment or adjournments thereof is required to approve this proposal. Unless otherwise directed, the persons named in the enclosed Proxy intend to vote for approval of the retention of Ernst & Young. If the stockholders do not approve the proposal to retain Ernst & Young, the Board of Directors will retain other independent auditors. The Board of Directors recommends that the stockholders vote "FOR" the retention of Ernst & Young as independent auditors.

                   STOCKHOLDERS' PROPOSALS AND OTHER MATTERS

  No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote arise, including a question of adjourning the meeting, the persons named as proxies in the enclosed Proxy will vote thereon according to their judgment in the best interests of the Company. All shares represented by valid Proxies will be voted in accordance with the choice made by the stockholder with respect to each specific proposal listed thereon. If a choice is not made with respect to such proposal, the Proxy will be voted for
(i) the election of Directors as described under "Election of Directors," (ii) the approval and adoption of the 1994 Variable Supplemental Compensation Plan, and (iii) the appointment of Ernst & Young as independent auditors for the fiscal year ending March 31, 1995.

  Proposals by stockholders intended to be presented at the 1995 Annual Meeting must be received by the Corporate Secretary of the Company no later than March 9, 1995, in order to be qualified for inclusion in the Company's Proxy Statement and form of proxy for such meeting. Concurrently therewith, proponents shall provide the Company in writing with his or her name, address, the number of shares of Common Stock held of record or beneficially, the date or dates upon which such Common Stock was acquired and documentary support for a claim of beneficial ownership.

                                          By Order of the Board of Directors,

                                          LAWRENCE R. PURTELL
                                          Secretary

Dated: July 6, 1994

                                                                       EXHIBIT A

The 1994 Variable Supplemental
Compensation Plan

Article 1. Purpose

  The purpose of the plan is to make provision for the payment of supplemental compensation to managerial and other key Employees who contribute materially to the success of the Company or one or more of its Subsidiary or Affiliated Companies, thereby affording them an incentive for and a means of participating in that success.

Article 2. Definitions

  For the purposes of the Plan, the following definitions shall be applicable:

  (a) AFFILIATED COMPANY. Any corporation, joint venture, or other legal entity in which McDermott International, Inc., directly or indirectly, through one or more Subsidiaries, owns less than 50 percent but at least 20 percent of its voting control.

  (b) ASSETS. Corporate Assets are defined as "total assets" as reported in the Company's Consolidated Balance Sheet. Group and division assets are defined as "total assets" attributable to the group or division averaged over each of the four quarters in the plan year, excluding cash, long-term notes payable, interest payable, and interest receivable.

  (c) AWARD OPPORTUNITY. The various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Sections 6(a) and 6(b) herein.

  (d) BOARD. The Board of Directors of McDermott International, Inc.

  (e) CAPITAL. With respect to each fiscal year of the Company, the sum of
      (i) Notes Payable and Current Maturities of Long-Term Debt
      (cumulatively also known as "Short-Term Debt"), (ii) Long-Term Debt,
      (iii) Deferred and Noncurrent Income Taxes, (iv) Total Minority Interest, and (v) Stockholders' Equity, all as reported in or determined from the Company's Consolidated Balance Sheet at the end of such year.

  (f) CASH FLOW. With respect to each fiscal year of the Company, Corporate Cash Flow is defined as the sum of (i) Net Income (ii) Depreciation and Amortization, (iii) Minority Interest Dividends on Preferred Stock of Subsidiary, (iv) Interest Expense, all as reported in the Company's Consolidated Statement of Income and Retained Earnings, and (v) the difference between Deferred and Noncurrent Income Taxes as at the end of such fiscal year and the Deferred and

     Noncurrent Income Taxes as at the end of the immediately preceding fiscal year, as reported in or determined from the Company's
     Consolidated Balance Sheet at the end of such year. Group and division Cash Flow is further adjusted to remove all financing elements (including, but not limited to, debt and interest income).

  (g) CASH FLOW RETURN ON ASSETS. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Cash Flow" and the denominator of which is "Assets."

  (h) CASH FLOW RETURN ON CAPITAL. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Cash Flow" and the denominator of which is "Capital."

  (i) CASH FLOW RETURN ON EQUITY. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Cash Flow" and the denominator of which is "Equity."

  (j) COMMITTEE. "Committee" means the Compensation Committee of the Board of Directors. The Committee shall be constituted so as to permit the Program to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and the rules and regulations approved by national securities exchanges.

  (k) COMPANY. "Company" means McDermott International, Inc., a Panamanian corporation (or any successor thereto) and its subsidiaries and affiliates.

  (l) CONSOLIDATED BALANCE SHEET AND CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS. With respect to each fiscal year of the Company, the Consolidated Balance Sheet and the Consolidated Statement of Income and Retained Earnings, included in the Company's Consolidated Financial Statements for such year, as certified by the Company's independent public accountants, and set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

  (m) CONSOLIDATED FINANCIAL STATEMENTS. With respect to each fiscal year of the Company, the Company's Consolidated Balance Sheet and Consolidated Statement of Income and Retained Earnings for such year.

  (n) EMPLOYEE. Any person who is regularly employed by the Company or any of its Subsidiary or Affiliated Companies on a full-time salaried basis, including any Employee who also is an officer or director of the Company or of any of its Subsidiary or Affiliated Companies.

  (o) EQUITY. Total stockholders' equity as reported in the Company's Consolidated Balance Sheet.

  (p) FINAL AWARD. The actual award earned during a plan year by a Participant, as determined by the Committee following the end of a plan year.

  (q) NAMED EXECUTIVE OFFICER. A Participant who, as of the date of a payout of a Final Award, is one of the group of "covered employees," as defined in the Regulations promulgated under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended.

  (r) NET INCOME. Corporate Net Income is defined as after-tax net income, as reported in the Company's Consolidated Statement of Income. Group and division Net Income is defined as pre-tax net income attributable to a specific business unit.

  (s) PARTICIPANT. An Employee who has received an Award.

  (t) PLAN. The Variable Supplemental Compensation Plan of McDermott International, Inc.

  (u) RETIREMENT PLANS. The Retirement Plan for Employees of McDermott Incorporated, The Babcock & Wilcox Company Employee Retirement Plan, and the Supplemental Executive Retirement Plan of McDermott
      Incorporated.

  (v) RETURN ON ASSETS. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Net Income" and the denominator of which is "Assets."

  (w) RETURN ON CAPITAL. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Net Income" and the denominator of which is "Capital."

  (x) RETURN ON EQUITY. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is "Net Income" and the denominator of which is "Equity."

  (y) SALARY. The annual basic compensation payable (including any portion which may have been deferred) which was in effect on March 31, the last day of the fiscal year of the Company.

  (z) SUBSIDIARY. Any corporation, joint venture or other legal entity in which the Company, directly or indirectly, owns more than 50 percent of its voting control.

  (aa) TARGET INCENTIVE AWARD. The award to be paid to Participants when the Company meets "targeted" performance results, as established by the Committee.

Article 3. Unfunded Status of the Plan

  (a) Each Final Award shall be paid from the general funds of the Company. The entire expense of administering the Plan shall be borne by McDermott International, Inc.

  (b) No special or separate funds shall be established, or other segregation of assets made, to execute payment of Final Awards. No Employee, or other person, shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Company or any Subsidiary or Affiliated Company by virtue of any Final Award.

Article 4. Administration of the Plan

  Full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee. A determination by the Committee in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and personal representative(s).

Article 5. Eligibility and Participation

  (a) All salaried Employees are eligible for participation in the Plan. Actual participation in the Plan shall be based upon recommendations by the Chief Executive Officer, subject to approval by the Committee. The Chief Executive Officer shall automatically participate in the Plan.

  (b) An Employee who becomes eligible after the beginning of a plan year may participate in the Plan for that plan year. Such situations may include, but are not limited to, (i) new hires, (ii) when an Employee is promoted from a position which did not meet the eligibility criteria, or (iii) when an Employee is transferred from an affiliate which does not participate in the Plan. The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial plan year of eligibility for any of the aforementioned Employees.

Article 6. Award Determination

  (a) PERFORMANCE MEASURES AND PERFORMANCE GOALS. For each plan year, the Committee shall select performance measures and shall establish performance goals for that plan year. Except as provided in Article 8 herein, the performance measures may be based on any combination of Corporate, group, divisional, and/or individual goals.

  For each plan year, the Committee shall establish ranges of performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award shall be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level.

  After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Article 6(b) herein), such that the level of achievement of the preestablished performance goals at the end of the plan year will determine the Final Awards. Except as provided in Article 8 herein, the Committee shall have the authority to exercise subjective discretion in the determination of Final Awards, and the authority to delegate the ability to exercise subjective discretion in this respect.

  The Committee may establish one or more Company-wide performance measures which must be achieved for any Participant to receive a Final Award payment for that plan year.

  (b) AWARD OPPORTUNITIES. For each plan year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the preestablished performance goals. The established Award Opportunities shall vary in relation to the job classification of each Participant.

  (c) ADJUSTMENT OF PERFORMANCE GOALS AND AWARD OPPORTUNITIES. Once established, performance goals normally shall not be changed during the plan year. However, except as provided in Article 8 herein, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the plan year as such goals apply to the Award Opportunities of specified Participants. In addition, the Committee shall have the authority to reduce or eliminate the Final Award determinations, based upon any objective or subjective criteria it deems appropriate.

  Notwithstanding any other provision of this Plan, in the event of any change in Corporate capitalization, such as a stock split, or a Corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, any such adjustment shall not be made if it would eliminate the ability of Award Opportunities held by Named Executive Officers to qualify for the "performance-based" exception under Code Section 162(m).

  (d) FINAL AWARD DETERMINATIONS. At the end of each plan year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the preestablished Corporate, group, divisional, and/or individual performance goals.

  (e) AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each plan year. The guidelines may be expressed as a percentage of Company-wide goals or financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one plan year shall be nine hundred thousand dollars ($900,000).

  (f) THRESHOLD LEVELS OF PERFORMANCE. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.

Article 7. Payment of Awards

  Each and every Final Award shall be payable in a lump sum within thirty (30) days of the Committee's determination; provided, however, at the election of an Employee made in writing to the Committee not later than the end of a calendar year, an Employee may irrevocably elect to defer receipt of payment, subject to the conditions hereinafter set forth, of all or any portion of a Final Award until a date, as selected by such employee, on or up to fifteen (15) years after such Employee's retirement under any of the Retirement Plans (or, if not a participant in any of the Retirement Plans, under any Subsidiary or Affiliated Companies), but, in no event, later than such employee's termination of employment other than by reason of such retirement. Payment of any portion of a Final Award so deferred shall be made in a lump sum on such deferred payment date, or as soon after such employee's earlier termination of employment, other than by reason of retirement, as shall be practicable. Amounts deferred shall earn interest until paid, compounded daily, at a rate determined by the Committee periodically from the date the Final Award is determined. In the event of the death of a Participant, either before or after retirement, all amounts deferred hereunder, plus interest thereon as provided above, shall be paid to the legal representative(s) of such Participant's estate in a lump sum within thirty (30) days of the Committee's receiving notice satisfactory to it of the judicial recognition or appointment of said representative(s).

Article 8. Named Executive Officers

  (a) APPLICABILITY OF ARTICLE 8. The provisions of this Article 8 shall apply only to Named Executive Officers. In the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Article 8 shall control.

  (b) ESTABLISHMENT OF AWARD OPPORTUNITIES. Except as provided in Article 8(g) herein, Award Opportunities for Named Executive Officers shall be established as a function of each Named Executive Officer's base Salary. For each plan year, the Committee shall establish, in writing, various levels of Final Awards which will be paid with respect to specified levels of attainment of the preestablished performance goals.

  (c) COMPONENTS OF AWARD OPPORTUNITIES. Each Named Executive Officer's Award Opportunity shall be based on: (a) the Named Executive Officer's Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the preestablished performance goals, as established by the Committee; and (c) Company, group, or division performance in relation to the preestablished performance goals. Except as provided in Article 8(g) herein, performance measures which may serve as determinants of Named Executive Officers' Award Opportunities shall be limited to Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Net Income, Return on Capital, Return on Assets, and Return on Equity. Definitions for each of these performance measures has been set forth in Article 2. However, the resulting performance, determined by compliance with the applicable definition(s) shall, to the extent not inconsistent with Section 162(m), be adjusted to exclude any negative impact caused by changes in accounting principles and unusual, nonrecurring events and extraordinary items (including, but not limited to, write-offs, capital gains and losses, acquisitions or dispositions of businesses). The Compensation Committee of the Board of Directors shall have the right through discretionary downward adjustments to exclude the positive impact of the aforementioned items and occurrences.

  (d) NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in Article 8(c) and (g) herein, each Named Executive Officer's Final Award shall be based exclusively on the Award Opportunity levels established by the Committee.

  (e) NONADJUSTMENT OF PERFORMANCE GOALS. Except as provided in Article 8(c) and (g) herein, performance goals shall not be changed following their establishment, and Named Executive Officers shall not receive any payout when the minimum performance goals are not met or exceeded.

  (f) INDIVIDUAL PERFORMANCE AND DISCRETIONARY ADJUSTMENTS. Except as provided in Article 8(g) herein, subjective evaluations of individual performance of Named Executive Officers shall not be reflected in their Final Awards. However, the Committee shall have the discretion to decrease or eliminate the amount of the Final Award otherwise payable to a Named Executive Officer.

  (g) PERMISSABLE MODIFICATIONS. If, on the advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the Regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to Award Opportunities granted to Named Executive Officers pursuant to this Article 8, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such Award Opportunities as is consistent with the terms of this Plan, and without regard to the restrictive provisions of this Article 8.

Article 9. Limitations

  (a) No person shall at any time have any right to a payment hereunder for any fiscal year, and no person shall have authority to enter into an agreement for the making of an Award Opportunity or payment of a Final Award or to make any representation or guarantee with respect thereto.

  (b) An employee receiving an Award Opportunity shall have no rights in respect of such Award Opportunity, except the right to receive payments, subject to the conditions herein, of such Award Opportunity, which right may not be assigned or transferred except by will or by the laws of descent and distribution.

  (c) Neither the action of the Company in establishing the Plan, nor any action taken by the Committee under the Plan, nor any provision of the Plan shall be construed as giving to any person the right to be retained in the employ of the Company or any of its Subsidiary or Affiliated Companies.

Article 10. Amendment, Suspension, Termination, or Alteration of the Plan

  The Board may, at any time or from time to time, amend, suspend, terminate or alter the Plan, in whole or in part, but it may not thereby affect adversely rights of Participants, their spouses, children, and personal representative(s) with respect to Final Awards previously made.

Article 11. Commencement of Awards

  The Company's fiscal year ending March 31, 1995 shall be the first fiscal year with respect to which Awards may be made under the Plan.

                         McDERMOTT INTERNATIONAL, INC.

                      Solicited by the Board of Directors

P
    The undersigned stockholder(s) of McDermott International, Inc. a Panama
R corporation, hereby appoint Brock A. Hattox, Lawrence R. Purtell and R. E. Woolbert and each of them, attorneys, agents and proxies of the undersigned,
O with full power of substitution to each of them to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual
X Meeting of Stockholders of the Company for the fiscal year ended March 31, 1994 to be held in the La Salle Ballroom of the Hotel Inter-Continental, 444
Y St. Charles Avenue, New Orleans, Louisiana, on Tuesday, August 9, 1994, at 9:30 a.m. local time and at any adjournment(s) of such meeting, with all powers which the undersigned would possess if personally present.

    The undersigned acknowledges receipt of the Annual Report for the fiscal year ended March 31, 1994 and the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company for the above-mentioned Annual Meeting of Stockholders.

    Every properly signed Proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN THE MANNER FAVORED BY THE DIRECTORS AS INDICATED ON THE REVERSE SIDE.

    Election of Directors:
    Nominees: James L. Dutt, Robert E. Howson, James A. Hunt and John N. Turner.

    PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                                               SEE REVERSE
                                                                   SIDE
- - --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE
  X   Please mark your
      votes as in this
      example.

     IMPORTANT-PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN:

1. Election of       FOR       WITHHELD
   Directors
   (See Reverse)

For, except vote withheld from the following nominee(s):

___________________________

2. To approve and adopt the 1994 Variable Supplemental     FOR  AGAINST  ABSTAIN
   Compensation Plan, as described in the Proxy Statement
   (the Directors favor a vote "FOR"):

3. To approve the retention of Ernst & Young as            FOR  AGAINST  ABSTAIN
   independent auditors for the fiscal year ending
   March 31, 1995 (the Directors favor a vote "FOR"):

4. Upon such other matters as may properly come before the meeting.

                                    (Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicate when signing).

                                    ___________________________________________

                                    ___________________________________________
                                    SIGNATURE(S)                           DATE

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